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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in Amendment No. 2 to the Registration Statement No. 333-31945 of Quality Food, Inc. ("QFI") on Form S-4 of our report dated March 21, 1997, included in the Annual Report on Form 10-K/A, dated July 23, 1997, of Quality Food Centers, Inc. for the fiscal year ended December 28, 1996 incorporated by reference in the Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the "Experts"
section in such Proxy Statement/Prospectus.


DELOITTE & TOUCHE LLP


Seattle, Washington
September 3, 1997